Exhibit 3.2

AMENDED AND RESTATED BYLAWS

of

CENTRAL BANCOMPANY, INC.

Effective as of April 28, 2025

ARTICLE I

OFFICES

The principal office of the Corporation shall be located at 238 Madison Street in Jefferson City, Missouri. The Corporation may also have offices and branch offices at such other places within and without the State of Missouri as the Board of Directors may from time to time designate and the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 1         Place of Meeting. Any annual or special meeting of the Shareholders shall be held at the Central Bank in Jefferson City, Missouri, or at such place within or without the State of Missouri as may be designated by the Board of Directors.

Section 2         Meetings. The annual meeting of Shareholders shall be held at a time fixed by the Board of Directors on the Thursday following the second Wednesday of April of each year, or on such other date as may be designated by the Board of Directors from time to time, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day at a time fixed by the Board of Directors. Special meetings of the Shareholders may be called at any time by the Chairman of the Board, the President or a majority of the Board of Directors. The holders of not less than 85% of all of the issued and outstanding shares entitled to vote may call a special meeting for any purpose, provided they shall make written application to the Secretary of the Corporation stating the time, place and purpose or purposes, and the Secretary shall thereupon call the meeting and issue notice as herein provided.

Section 3         Quorum. A majority of the shares of stock issued and entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Shareholders, and the act of the majority of such quorum present at such meeting shall be the act of the Corporation. If there is less than a quorum represented at such meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice, to a specified date not longer than 90 days after such adjournment. If a quorum shall be present or represented at such later meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 4         Notice of Meetings. Notice of any annual or special meeting shall be written or printed, and stating the place, day, hour and purpose or purposes of the meeting, shall be delivered or given either personally, by mail, or by an electronic transmission of a type which delivery thereof is capable of being confirmed to each Shareholder of Record entitled to vote at such meeting, not less than 10 nor more than 50 days before the date of the meeting. If the notice is mailed, it shall be deemed to be delivered when deposited in the United States Mail in a sealed envelope addressed to the Shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. Written notice shall include, but not be limited to, notice by electronic transmission, which means any process of communication not involving the physical transfer of paper that is suitable for retention, retrieval and reproduction of information by the recipient.

Section 5         Waiver of Notice. Any notice required by these Bylaws may be waived by the persons entitled thereto by signing a waiver of notice before or after the time of such meeting and such waivers shall be deemed equivalent to the giving of said notice.

Section 6         Closing of Transfer Books or Fixing of Record Date. The Board of Directors shall have power to close the transfer books of the Corporation for a period not exceeding 50 days preceding the date of any meeting of Shareholders or the date of payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding 50 days preceding the dates of the aforenamed occurrences as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of Record on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books or such record date fixed as aforesaid. If the Board of Directors shall not have closed the transfer books or set a record date for the determination of its Shareholders entitled to vote as herein provided, the date on which notice of the meeting is mailed or sent by an electronic transmission of a type which delivery thereof is capable of being confirmed, or the date such dividend is declared or other right announced, as the case may be, shall be the record date for such determination of Shareholders so entitled to vote.

Section 7         List of Voters. A complete list of all Shareholders entitled to vote at any annual and special meeting shall be compiled at least 10 days before such meeting by the officer or agent having charge of the transfer books for shares of stock of the Corporation. Such list shall be compiled in alphabetical order with the address of and the number of shares held by each Shareholder, and the list shall be kept on file at the registered office of the Corporation for a period of at least 10 days prior to such meeting and shall be open to inspection by any Shareholder for such period during usual business hours. Such list shall also be present and kept open at the time and place of such meeting and shall be subject to the inspection of any Shareholder during this meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the Shareholders entitled to examine such list or share ledger or transfer book, or to vote at any meeting of Shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 8         Proxies. A Shareholder may, at any annual or special meeting, vote either in person or by proxy executed in writing by the Shareholder or his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of execution unless otherwise provided in the proxy.

Section 9         Voting of Shares. Each outstanding share of stock having voting rights shall be entitled to one vote on each matter submitted to a vote at any meeting of the Shareholders. Only Shareholders who are entitled to vote their shares shall be entitled to notice of any meeting. In each election for Directors, no shareholder shall be entitled to vote cumulatively or to cumulate such shareholder’s votes.

Section 10       Voting of Shares of Certain Holders. Shares of stock in the name of another corporation, foreign or domestic, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision as the board of directors of such corporation may determine. Shares of stock in the name of a deceased person may be voted by his executor or administrator in person or by proxy. Shares of stock in the name of a guardian, curator or trustee may be voted by such fiduciary either in person or by proxy provided the books of the corporation show the stock to be in the name of such fiduciary in such capacity. Shares of stock in the name of a receiver may be voted by such receiver and shares held by or in the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. Shares of stock which have been pledged shall be voted by the pledgor until the shares of stock have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 11       Organization. The Chairman of the Board, and in the Chairman's absence or by his or her preference or if a Chairman is not elected, the President, shall call meetings of the Shareholders to order and shall act as Chairman of such meetings. The Secretary of the Corporation or any person appointed by the Presiding Officer shall act as Secretary of such meeting.

Section 12       Notice of Shareholder Business at Annual Meetings. At any annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. In addition to any other requirements imposed by or pursuant to law, the Articles or these Bylaws, each item of business to be properly brought before an annual meeting must (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or the persons calling the meeting; (b) be otherwise properly brought before the meeting by or at the direction of the Board; or (c) be otherwise properly brought before the meeting by a shareholder entitled to vote at that meeting. For business to be properly brought before an annual meeting by a shareholder entitled to vote at that meeting, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter he or she proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder(s) proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the proposing shareholder(s), and (d) any material interest of the proposing shareholder(s) in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Section; and if he or she should so determine, shall so declare to the meeting and any such business not properly brought before the annual meeting shall not be transacted. The chairman of the meeting shall have absolute authority to decide questions of compliance with the foregoing procedures, and his or her ruling thereon shall be final and conclusive.

ARTICLE III

BOARD OF DIRECTORS

Section 1         General Powers. The business, property and affairs of the Corporation shall be controlled and managed by the Board of Directors (the “Board”), which may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by law, the Articles or by these Bylaws, directed or required to be exercised and done by the shareholders.

Section 2         Number; Classification; Term of Office.

(a)            The number of Directors of the Corporation shall be fixed, from time to time, by the Board of Directors or the Shareholders; provided that no reduction in the number of Directors shall have the effect of shortening the terms of any incumbent Director.

(b)           The Board shall be divided into three classes, as nearly equal in number as possible. In the event of any increase in the number of Directors, the additional Director(s) shall be added to such class(es) as may be necessary so that all classes shall be as nearly equal in number as possible. In the event of any decrease in the number of Directors, all classes of Directors shall be decreased as nearly equally as may be possible. Subject to the foregoing, the Board shall determine the class(es) to which any additional Director(s) shall be added and the class(es) which shall be decreased in the event of any decrease in the number of Directors. At the meeting of shareholders held for the election of the initial classified Board, the Directors of the first class shall be elected for a term of one year; the Directors of the second class for a term of two years; and the Directors of the third class for a term of three years; and at each annual meeting of shareholders the successors to the class of Directors whose term shall then expire shall be elected for a term expiring at the third succeeding annual meeting after such election.

Section 3         Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at a meeting of the Board of Directors, and the act of the majority of such quorum present at any such meeting shall be the act of the Board of Directors.

Section 4         Meetings. Regular meetings of the Board of Directors shall be held once each quarter or at such times as the Board may determine, at the principal place of business of the Corporation or at such other place within or without the State of Missouri as may be designated by the Board of Directors, or by the President in absence of such designation by the Board of Directors. Regular meetings of the Board of Directors may be held without notice. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President.

Section 5         Telephone participation in Board Meetings. Members of the Board of Directors or the Advisory Board may participate in meetings of the Board by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

Section 6         Meetings May Be Held By Consent. Whenever all persons entitled to vote at any meeting of the directors consent, either by a writing on the records of the meeting, or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meetings shall be as valid as if had at a meeting regularly called, and at such meeting any business may be transacted which is not excepted from the written consent.

Section 7         Executive Committee. The Board may, by resolution passed by a majority of the whole Board, designate two or more of its number to constitute an Executive Committee which, to the extent provided in such resolution, shall have and exercise the authority of the Board in the management and business of the Corporation.

Section 8         Finance Committee. The Board may, by resolution passed by a majority of the whole Board, designate two or more of its number, one of whom shall be the Committee Chairman, as the Finance Committee of the Board, which to the extent provided in such resolution shall have and exercise the authority of the Board in its management and business of the Corporation. The Committee shall study and consider financial matters affecting the operations of the Corporation, including its long range financial requirements, shall advise the Board in respect thereto, and shall have such other duties as shall be specified by resolution of the Board.

Section 9         Asset Liability Committee. The Board may, by resolution passed by a majority of the whole Board, designate two or more of its number, one of whom shall be the Committee Chairman, as the Asset Liability Committee of the Board, which to the extent provided in such resolution shall have and exercise the authority of the Board in its management and business of the Corporation.

Section 10       Audit Committee. The Board may, by resolution passed by a majority of the whole Board, designate two or more of its number, one of whom shall be the Committee Chairman, as the Audit Committee of the Board, which to the extent provided in such resolution shall have and exercise the authority of the Board in its management and business of the Corporation.

Section 11       Human Resources Committee. The Board may, by resolution passed by a majority of the whole Board, designate two or more of its number, one of whom shall be the Committee Chairman, as the Human Resources Committee of the Board, which to the extent provided in such resolution shall have and exercise the authority of the Board in its management and business of the Corporation.

Section 12       Risk Committee. The Board may, by resolution passed by a majority of the whole Board, designate two or more of its number, one of whom shall be the Committee Chairman, as the Risk Committee of the Board, which to the extent provided in such resolution shall have and exercise the authority of the Board in its management and business of the Corporation.

Section 13       Other Committees of the Board. The Board may, by resolution passed by the whole of the Board, designate two or more of its members to constitute such other Committees of the Board as the Board by such resolution or resolutions may determine. To the extent provided in such resolution or resolutions, such Committees shall have and exercise authority of the Board in the management and business of the Corporation.

Section 14       Committees – General Rules. Each Committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when required. Vacancies in the membership of each Committee shall be filled by the Board at any regular or special meeting of the Board. A Director who may be disqualified, by reason of personal interest, from voting on any particular matter before a meeting of a Committee may nevertheless be counted for the purpose of constituting a quorum of the Committee. At all meetings of a Committee, a majority of the Committee members then in office shall constitute a quorum for the purpose of transacting business, and the acts of a majority of the Committee members present at any meeting at which there is a quorum shall be acts of the Committee.

ARTICLE IV

ADVISORY BOARD

Section 1         Number and Designation. The Board of Directors may at any time constitute an Advisory Board to consist of such number of members as may be designated by the Board of Directors. Any person may be designated a member of the Advisory Board and shall serve at the will of the Board of Directors. The Board of Directors may from time to time and at any time change the number of members of the Advisory Board.

Section 2         Meeting and Duties. The Advisory Board may meet, if appointed and if requested by the Board of Directors, at the time and place of and in connection with the meetings of the Board of Directors; and if so convened may participate in the discussions of said Board, but shall act in an advisory capacity only to the Board of Directors in the management of the affairs of the Company. Members of the Advisory Board shall be compensated to the same extent as the members of the Board of Directors for attendance at meetings, unless otherwise provided by the Board of Directors. All provisions hereof relating to notice of meetings of the Board of Directors shall be applicable to meetings of the Advisory Board. Any member of the Advisory Board may be appointed to serve in an advisory capacity to any committee of the Board of Directors, and shall be compensated to the same extent as a member of the committee, unless otherwise provided by the Board of Directors.

ARTICLE V

OFFICERS

Section 1         Executive Officers. Executive officers of the Corporation shall be the President, one or more Vice Presidents, a Secretary and a Treasurer, and, if elected, the Chairman of the Board, one or more Vice Chairmen of the Board and the Chairman of the Executive Committee, and such Executive, Senior, Special or Assistant Vice Presidents, and Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time elect. The Board of Directors may also elect a Chief Executive Officer, a Chief Operating Officer, a Chief Administrative Officer and a Chief Financial Officer. Any two or more offices may be held by the same person except the offices of President and Secretary.

Section 2         Election and Term. The President, a Vice President, a Secretary and a Treasurer shall be elected at the first meeting of the Board of Directors following the annual meeting of the Shareholders and shall hold office at the pleasure of the Board of Directors until their successors are elected and shall qualify. Other executive officers may be elected by the Board of Directors at any meeting thereof to hold office at the pleasure of the Board of Directors.

Section 3         Compensation. The Board of Directors shall from time to time in its discretion fix or alter the compensation of any officer.

ARTICLE VI

DUTIES OF OFFICERS

Section 1         The Chairman of the Board. The Chairman of the Board, if elected, shall preside at all meetings of the Board of Directors.

Section 2         Vice Chairmen of the Board. Vice Chairmen of the Board, if elected, shall perform such duties and exercise such powers as the Board of Directors may prescribe; shall perform all duties incident to the office; and shall assist the Chairman, President, and Chief Executive Officer in supervising and controlling the business, property and affairs of the Corporation.

Section 3         The President. The President shall execute certificates for shares of stock of the Corporation, deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except where the execution thereof shall be expressly delegated by the Board of Directors and the Bylaws to another officer or agent of the Corporation, or shall be required by law to be otherwise executed. The President shall perform all duties incident to the office.

Section 4         The Chief Executive Officer. The Chief Executive Officer shall supervise and control the business, property and affairs of the Corporation subject to the authority hereinabove given to the Board of Directors. Except as otherwise provided in these Bylaws, he or she shall appoint and be a member of all standing and other committees of the Corporation. If a Chief Executive Officer is not elected, then the duties set forth herein shall be performed by such officer as may be designated by the Board of Directors.

Section 5         The Chief Operating Officer. The Chief Operating Officer shall be responsible for supervising and coordinating the operations of the subsidiaries of the Corporation subject to the direction of the Chief Executive Officer and the Board of Directors. If a Chief Operating Officer is not elected, then the duties set forth shall be performed by such officer as may be designated by the Board of Directors.

Section 6         The Chief Administrative Officer. The Chief Administrative Officer shall be responsible for keeping the corporate records, the corporate seal, the stock transfer book, a list of addresses of all Shareholders and the Minute Book of meetings of the Shareholders and of the Board of Directors. He or she shall be responsible for all notices required either by these Bylaws or by law. He or she shall report directly to the Chief Executive Officer and shall be responsible for such additional administrative and other related duties as may be delegated by the Chief Executive Officer. If a Chief Administrative Officer is not elected, then the duties set forth herein shall be performed by such officer as may be designated by the Board of Directors.

Section 7         The Chief Financial Officer. The Chief Financial Officer shall be responsible for all financial planning of the Corporation. He or she shall report directly to the Chief Executive Officer and shall be responsible for such additional financial and other related duties as may be delegated by the Chief Executive Officer. If a Chief Financial Officer is not elected, then the duties set forth herein shall be performed by such officer as may be designated by the Board of Directors.

Section 8         Vice Presidents. The Vice Presidents shall perform the duties and exercise the powers delegated to them by the Board of Directors or the President of the Corporation. In the absence of the President, the Executive Vice President may perform the duties and exercise the powers of the President if one has been designated by the Board, otherwise, or in the absence of the Executive Vice President, only such officer who has been directed by the Board of Directors to perform such duties and exercise such powers may do so. Vice Presidents may be designated by the Board of Directors as Executive, Senior or Special Vice Presidents.

Section 9         The Secretary. The Secretary, when authorized by the Board of Directors, President or Vice President, shall affix the Corporate Seal to any document or instrument of the Corporation requiring the Seal. He or she shall, in general, perform all duties incident to the office of Secretary and perform such other duties as may be required by the Board of Directors.

Section 10       Treasurer. The Treasurer shall have control and custody of the funds and securities of the Corporation. He or she shall keep and maintain in books and records of the Corporation accurate accounts of receipts and disbursements, and shall deposit all monies and valuable effects of the Corporation in the name of the Corporation in such depositories as the Board of Directors may designate. He or she shall make disbursements of the funds and securities of the Corporation and obtain proper vouchers therefor, and in general, shall perform all duties incident to the office of Treasurer.

Section 11       Assistant Officers. Any Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers elected by the Board of Directors shall have such authority and perform such duties as the Board of Directors may from time to time prescribe.

Section 12       Subordinate Officers. The Board of Directors may elect such subordinate officers as it deems necessary to serve for such period and have such authority and perform such duties as the Board of Directors may authorize.

ARTICLE VII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1         Certificates for Shares. The shares of the Corporation shall be represented by certificates in such form as the appropriate officers of the Corporation may from time to time prescribe; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares. Notwithstanding the foregoing, every holder of uncertificated shares of a class or series some but not all of which are represented by certificates, shall be entitled, upon request, to a certificate representing such shares. Every holder of uncertificated shares shall be entitled to receive a statement of holdings as evidence of share ownership. Shares represented by certificates shall be numbered and registered in a share register as they are issued. Share certificates shall exhibit the name of the registered holder, the number and class of shares and the series, if any, represented thereby, the par value of each share or a statement that such shares are without par value as the case may be, and any other information required by law, regulation or stock exchange rule. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.

Section 2         Signatures on Certificates. Every share certificate shall be signed by the President or a Vice President; and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer; and shall be sealed with the Corporation’s seal which may be facsimile, engraved or printed. The signature of any of the foregoing officers on any share certificate may be a facsimile signature.

Section 3         Transfer Agents and Registrars; Facsimile Signatures. The Board may appoint one or more transfer agents and one or more registrars (any one of which may be appointed as both transfer agent and registrar) and may require all certificates for shares to bear the signature or signatures of any of them, any of which signature or signatures may be facsimile. In case any officer or officers of the Corporation who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may, nevertheless, be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 4         Transfer of Shares. Upon surrender to the Corporation, or a transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation may issue to the person entitled thereto (a) a new certificate for such shares or (b) if requested by the holder and such shares are of a class or series of stock which may be uncertificated, (i) evidence of equivalent uncertificated shares or (ii) both a new certificate and evidence of uncertificated shares equaling in the aggregate the number of shares represented by the surrendered certificate, and in any case, the Corporation shall cancel the old certificate and record the transaction upon its books. Upon receipt by the Corporation, or a transfer agent of the Corporation, of proper transfer instructions for uncertificated shares, accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation may issue to the person entitled thereto (a) evidence of equivalent uncertificated shares or (b) if requested by the holder, (i) a certificate for such shares or (ii) both a certificate and evidence of uncertificated shares equaling in the aggregate the number of shares covered by such transfer instructions, and in any case, the Corporation shall cancel the old uncertificated shares and record the transaction upon its books.

Section 5         Transfer Books. Transfer books shall be maintained as directed by these Bylaws, showing the ownership and transfer of all certificates of stock issued by the Corporation.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall be for such period of twelve (12) months as the Board of Directors shall determine.

ARTICLE IX

SEAL

The Seal of the Corporation shall be in the form of a circle, and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal” and “Missouri”. The form of the Seal of the Corporation may be changed from time to time by resolution of the Board of Directors.

ARTICLE X

USE OF TRADE NAME

The official corporate name of the Corporation is “Central Bancompany, Inc.”, but the Corporation has registered the name “Central Bancompany” with the Secretary of State of Missouri as an authorized fictitious or trade name. The officers may use the name “Central Bancompany” when acting on behalf of the Corporation.

ARTICLE XI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1         Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2         Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3         Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4         Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to these Bylaws, the Articles of Incorporation of the Corporation, or the corporation laws of the State of Missouri, a written waiver thereof signed by the person or persons entitled thereto, whether before or after the time stated therein, shall satisfy such requirement of notice.

ARTICLE XIII

AMENDMENTS

The Board of Directors shall have the power to make, alter, amend, or repeal the Bylaws of the Corporation.

Dated: April 28, 2025